EXHIBIT 3(g)

                      ARTICLES OF AMENDMENT
                              TO THE
                    ARTICLES OF INCORPORATION
                                OF
                COMPUTERIZED THERMAL IMAGING, INC.

      We, the undersigned, David A. Packer, President of Computerized Thermal Imaging, Inc., and Kevin L. Packard, Secretary of Computerized Thermal Imaging, Inc., do hereby certify:

     That pursuant to Nevada Revised Statutes Section 78.385 and Section 78.390, the undersigned corporation adopted the following Articles of Amendment to its Articles of Incorporation.

     Article IV Section 1 of the Articles of Incorporation is amended in its entirety to read:

                            ARTICLE IV

     1. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 203,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 3,000,000 shares of preferred stock (the "Preferred Stock")".

    The Board of Directors recommended and consented to this change and amendment on April 14, 2000.

     The shareholders of the corporation adopted a resolution to change and amend the Articles of Incorporation at a duly convened meeting of shareholders held on June 27, 2000 by a shareholder vote of:

                           67,961,589 votes for
                            1,413,571 votes against
                              443,595 votes abstaining

which shareholder vote approved the amendment by at least a majority of each class of stock outstanding and entitled to vote thereon.

Computerized Thermal Imaging, Inc.

By: /s/David A. Packer
--------------------------
David A. Packer, President


By: /s/Kevin L. Packard
---------------------------
Kevin L. Packard, Secretary

STATE OF UTAH
COUNTY OF DAVIS

BEFORE ME, the undersigned authority, on this day personally appeared David
A. Packer, known to me to be the person whose name is subscribed to the

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foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 30th day of June 2000.

/s/Anna S. Padlo
----------------------------
NOTARY PUBLIC IN AND FOR THE
STATE OF UTAH

STATE OF UTAH
COUNTY OF DAVIS

BEFORE ME, the undersigned authority, on this day personally appeared Richard
V. Secord, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 30th day of June 2000.

/s/Anna S. Padlo
----------------------------
NOTARY PUBLIC IN AND FOR THE
STATE OF UTAH


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